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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                                PG&E Capital I
            ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                            (to be applied for)
----------------------------------------  ---------------------------------
(State of incorporation or organization)  (IRS Employer Identification No.)



77 Beale Street
P.O. Box 770000
San Francisco, California                              94177
----------------------------------------  ---------------------------------
(Address of principal executive offices)             (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered
     -------------------                        ------------------------------


____% Cumulative Quarterly                      American Stock Exchange
Income Preferred Securities,                    Pacific Stock Exchange
Series A, representing preferred
undivided beneficial interests
in the assets of PG&E Capital I



Securities to be registered pursuant to Section 12(g) of the Act:

None
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Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item 1 is incorporated by reference to Registration Statement No. 33-61959 submitted for filing on August 18, 1995 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. Copies of the Prospectus describing the securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933 and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.


Item 2.  Exhibits.

Exhibit No.
-----------

*1-1  Registration Statement No. 33-61959.

*4-1  Certificate of Trust for PG&E Capital I.

*4-2  Trust Agreement for PG&E Capital I.

*4-3  Form of Amended and Restated Trust Agreement for PG&E Capital I.

*5-1  Form of Preferred Security Certificate for PG&E Capital I (included in
      Exhibit 4-3 above).



_____________________

* Pursuant to Instruction II to Item 2, the exhibits will be filed with copies of this Registration Statement with the American Stock Exchange and the Pacific Stock Exchange, and need not be filed with or incorporated by reference into this Registration Statement.


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                              PG&E Capital I

                                              By:  Pacific Gas and Electric
                                                   Company, its Depositor

                                                     Gabriel B. Togneri
                                              -------------------------------
                                              Name:  Gabriel B. Togneri
                                              Title: Assistant Treasurer



Dated:    October 3, 1995



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